Exhibit 10.4


                               CAPITAL TRUST, INC.
                      1998 NON-EMPLOYEE STOCK PURCHASE PLAN

1.       Purpose

         The purpose of this Plan is to provide eligible non-employees of Capital Trust, Inc., a Maryland corporation, and any corporate successor to all or substantially all of the assets or voting stock of Capital Trust, Inc., which shall by appropriate action adopt the Plan (the "Company") and certain of its subsidiaries with opportunities to purchase class A common stock, par value $.01 per share, of the Company (the "Common Stock").

2.       Definitions

         2.1 "Account" shall mean the separate bookkeeping account established and maintained by the Committee or the Board, as the case may be, for each Participant for each Plan Period to record the contributions made on his or her behalf to purchase Common Stock under this Plan.

         2.2  "Beneficiary"   shall  mean  the  person  designated  as  such  in
accordance with Section 11 hereof.

         2.3 "Board" shall mean the Board of Directors of the Company.

         2.4 "Committee" shall mean the Committee of the Board, if any, appointed to administer the Plan.

         2.5 "Common Stock" shall have the meaning set forth in the Preamble hereof.

         2.6 "Company" shall have the meaning set forth in the Preamble hereof.

         2.7 "Continuity of Control" shall have the meaning set forth in Section 13 hereof.

         2.8 "Election Form" shall mean the form which an Eligible Non-Employee shall be required to properly complete in writing and timely file at least thirty (30) days prior to the applicable Offering Commencement Date in order to make any of the elections available to an Eligible Non-Employee under this Plan.

         2.9 "Eligible  Non-Employee" shall mean key consultants,  other service
providers  and  non-employee   directors  of  the  Company  or  certain  of  its
subsidiaries.

         2.10 "Exercise Date" shall have the meaning set forth in Section 8 hereof.

         2.11 "Offering(s)" shall mean the series of successive offerings through which Common Stock shall be offered for purchase under the Plan.


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         2.12 "Offering  Commencement  Date" shall have the meaning set forth in
Section 5 hereof.

         2.13 "Option" shall have the meaning set forth in Section 8 hereof.

         2.14 "Option Price" shall mean the purchase price for each share of Common Stock which is 85% of the average of the closing price of the Common
Stock on each business day of the applicable Offering, provided the purchase price shall not be less than the lesser of (i) 85% of the closing price on the first business day of such Plan Period or (ii) 85% of the closing price on the last business day of the Plan Period. Such closing prices shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on The Nasdaq National Market, or (c) the average of the closing bid and asked prices in the over-the-counter market, whichever is applicable, as published in The Wall Street Journal.

         2.15 "Participant" shall mean (a) for each Plan Period an Eligible Non-Employee who has elected to purchase Common Stock in accordance with Section 6 hereof in such Plan Period and (b) any person for whom a share of Common Stock is held pending delivery under Section 9 hereof.

         2.16 "Plan" shall mean this Capital Trust, Inc. 1998 Non-Employee Stock Purchase Plan.

         2.17 "Plan Period"  shall mean the six (6) month  period,  beginning on
each  Offering   Commencement  Date,  during  which  the  Participant  may  make contributions to his or her Account.

         2.18 "Rule 16b-3" shall mean Rule 16b-3 promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended, or any successor to such rule.

3.       Stock Authorization

         The maximum number of shares of Common Stock that may be issued under the Plan shall be equal to (i) 1,000,000 minus (ii) the number of shares of Common Stock remaining subject to or issued under the Company's 1998 Employee Stock Purchase Plan.

4.       Administration

         The Plan will be administered by either the Committee or by the Board. The Committee or the Board, as the case may be, has the authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.


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5.       Offerings

         Common Stock shall be offered through Offerings until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been issued pursuant to purchase rights granted under the Plan or (ii) the Plan shall have been sooner terminated in accordance with Section 15 hereof. The initial Offering will begin upon the later of (i) January 1, 1999 or
(ii) the effective date of the Registration Statement on Form S-8 covering the Common Stock issuable under the Plan, and will end on June 30, 1999. The second Offering will begin on July 1, 1999 and end on December 31, 1999. Subsequent Offerings will begin on the successive January 1 or July 1 (each an "Offering Commencement Date"). Each Offering Commencement Date will begin a Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

6.       Participation

         Each person who is an Eligible Non-Employee shall be a Participant in this Plan for the related Plan Period if he or she properly completes and timely files an Election Form with the Committee or the Board, as the case may be, to elect to participate in this Plan. An Election Form may require an Eligible Non-Employee to provide such information and to agree to take such action (in addition to the action required under Section 7 hereof) as the Committee or the Board, as the case may be, deems necessary or appropriate in light of the purpose of this Plan or for the orderly administration of this Plan.

7.       Contributions

         (a) In General. Each Participant's Election Form under Section 6 hereof shall specify the contributions that he or she proposes to make for the related Plan Period. Such contributions shall be expressed as a specific dollar amount that the Participant proposes to contribute in cash, subject to the restrictions noted in Section 8(a) hereof. The Participant shall have delivered to the Committee or the Board, as the case may be, either in installments or in a lump sum, the full contribution amount, as noted on the applicable Election Form, no later than five (5) days prior to the last day of the Plan Period for which such contribution is being made.

                  No Participant may be granted an Option which permits his or her rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds
$25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.

         (b) Changes in Contributions and Withdrawals. (i) A Participant shall have the right to amend his or her Election Form once during any Plan Period to reduce or to stop his or her contributions, and such election shall be effective immediately for cash contributions and as soon as practicable after the Committee or the Board, as the case may be, actually receives such

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amended Election Form. If a Participant  elects to stop his or her contributions during a Plan Period, but does not elect to withdraw his or her funds pursuant to this Section, funds contributed prior to his or her election to stop contributions will be applied to the purchase of Common Stock on the Exercise Date. A Participant may at any time prior to the close of business on the last business day in a Plan Period, and for any reason, permanently draw out the balance accumulated in the Participant's Account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The Participant may not begin participation again during the remainder of the Plan Period. The Participant may participate in any subsequent Offering in accordance with the terms and conditions established by the Committee or the Board, as the case may be.

                  (ii) A Participant shall have the right to request, not more than once per calendar quarter, that a certificate be issued for all or a portion of the Common Stock credited to his or her Account by giving notice to the Company; provided that if any of the Common Stock with respect to which a certificate has been requested has been credited to the Participant's Account for less than one (1) year, the Participant shall not be permitted to participate in the Offering that commences immediately after such certificate is issued.

                  (iii) Each certificate withdrawn by a Participant may be registered only in the name of the Participant, or if the Participant so directs, the names of the Participant and one other person, as joint tenants with right of survivorship, tenants in common, or as community property, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the Participant to the extent and in the manner permitted by applicable law.

         (c) Account Credits, General Assets and Taxes. All contributions made by a Participant under this Plan shall be held by the Company. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose. No interest shall be paid or accrued on any such contributions, except to the extent that the Committee or the Board, in its sole discretion, elects to credit the Accounts of Participants with interest at such per annum rate as it may from time to time determine. Each Participant's right to the contributions credited to his or her Account shall be that of a general and unsecured creditor of the Company.

         (d) Automatic Refunds. Any balance remaining in a Participant's Account at the end of a Plan Period will be automatically refunded to the Participant, except that any balance which is less than the purchase price of one (1) share of Common Stock will be carried forward into the Participant's Account for the following Offering, unless the Participant elects not to participate in the following Offering under the Plan, in which case the balance in the Participant's Account shall be refunded. The balance credited to the Account of a Participant who is a non-employee director automatically shall be refunded in full (without interest) if his or her status as a member of the Board terminates for any reason whatsoever during a Plan Period. Such refunds shall be

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made as soon as  practicable  after the Committee or the Board,  as the case may be, has actual notice of any such termination.

8.       Purchase of Stock

         (a) Option Exercise. (i) On the Offering Commencement Date of each Plan Period, the Company will grant each Participant an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock obtained by dividing the amount contributed by the Participant during the Plan Period for which such Option is outstanding, together with any amount carried over from the preceding Plan Period pursuant to Section 7(d) hereof, by the Option Price in effect for the Plan Period. However, the maximum number of shares of Common Stock purchasable by any Participant during any one Plan Period shall not exceed $12,500 divided by the fair market value of a share of Common Stock on the first business day of the applicable Plan period.

                  (ii) Each Eligible Non-Employee who continues to be a Participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his or her accumulated contributions on such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above). The Company, or its designated agent, shall hold in its name or in the name of its nominee all certificates for Common Stock purchased until the Common Stock are withdrawn under Section 7(b) hereof.

         (b) Insufficient Stock. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares of Common Stock purchased under previous Offerings under this Plan exceeds the maximum number of shares of Common Stock issuable under this Plan, the Committee or the Board, as the case may be, will allot the Common Stock then available on a pro rata basis.

9.       Issuance of Stock

         Common Stock may be issued upon exercise of an Option from authorized but unissued Common Stock, from stock held in the treasury of the Company, or from any other proper source. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on The Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such Common Stock.


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10.      Participant's Rights as a Stockholder

         (a) In General. No Participant shall have any rights as a stockholder with respect to Common Stock under the Plan until the Common Stock has been purchased in accordance with Section 8 hereof. Neither the granting of an Option to a Participant nor the contributions made by such Participant into his or her Account shall constitute such Participant a stockholder of the shares of Common Stock covered by an Option under this Plan until such stock has been purchased by such Participant.

         (b) Dividends. All cash dividends paid with respect to Common Stock in an Account shall, unless otherwise directed by the Committee or the Board, as the case may be, be used to purchase additional Common Stock on the next date stock are eligible to be purchased pursuant to Section 5 hereof, but subject to the limitations of Section 8(a) hereof. Such Common Stock shall be added to the Participant's Account.

         (c) Voting. Each Participant shall be entitled to direct the Company's or its designated agent, as to the voting of any Common Stock held in the Participant's Account.

11.      Designation of Beneficiary

         A  Participant  may designate on his or her Election Form a Beneficiary
(a) who shall receive the balance credited to his or her Account if the Participant dies before the end of a Plan Period and (b) who shall receive the Common Stock, if any, purchased for the Participant under this Plan if the Participant dies after the end of a Plan Period but before either the certificate representing such Common Stock has been delivered to the Participant or before such Common Stock has been credited to a brokerage account maintained for the Participant. Such designation may be revised in writing at any time by the Participant by filing an amended Election Form, and his or her revised designation shall be effective at such time as the Committee or the Board, as the case may be, receives such amended Election Form. If a deceased Participant fails to designate a Beneficiary or, if no person so designated survives a Participant or, if after checking his or her last known mailing address, the whereabouts of the person so designated are unknown, then the Participant's estate shall be treated as his or her designated Beneficiary under this Section 11.

12.      Transferability

         Neither the balance credited to a Participant's Account nor any rights to exercise any Option under this Plan may be assigned, encumbered, alienated, transferred, pledged, or otherwise disposed of in any way by a Participant during his or her lifetime or by his or her Beneficiary or by any other person during his or her lifetime, and such right and interest shall not be liable for, or subject to, the debts, contracts, or liabilities of the Participant or any Beneficiary. If any action is taken by the Participant, or any claim is asserted by any other party in respect of such right and interest whether by garnishment, levy, attachment or otherwise, such action or claim will be treated as an election to withdraw in accordance with Section 7(b) hereof.

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13.      Adjustment in Case of Changes Affecting Common Stock; Merger

         (a) Adjustment. In the event of a subdivision of outstanding Common Stock, or the payment of a dividend in Common Stock, the number of shares of Common Stock approved for this Plan, and the stock limitation set forth in
Section 8(a) hereof, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Committee or the Board, as the case may be. In the event of any other change affecting the Common Stock such adjustment shall be made as may be deemed equitable by the Committee or the Board, as the case may be, to give proper effect to such event.

         (b) Merger. (i) If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of Common Stock was entitled to receive at the time of such merger, and the Committee or the Board, as the case may be, shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of subsection (a) above shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

                  (ii) In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (x) subject to the provisions of clauses (y) and (z), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of Common Stock, shares of such stock or other securities as the holders of Common Stock received pursuant to the terms of such transaction; or (y) all outstanding Options may be canceled by the Committee or the Board, as the case may be, as of a date prior to the effective date of any such transaction and all contributions shall be paid out to the Participants; or
(z) all outstanding Options may be canceled by the Committee or the Board, as the case may be, as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on contributions then credited to his or her Account as of a date determined by the Committee or the Board, as the case may be, which date shall not be less than ten (10) days preceding the effective date of such transaction.

14.      Amendment or Termination

         This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate, and any such amendment shall be subject to the approval of the Company's stockholders to the extent such approval is required under applicable laws or the rules

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of an exchange on which the Company is listed;  provided,  however, no amendment shall be retroactive unless the Board in its discretion determines that such amendment is in the best interest of the Company or such amendment is required by applicable law to be retroactive. The Committee or the Board, as the case may be, may also terminate this Plan at any time. This Plan will terminate in any case on the date on which all or substantially all of the unissued Common Stock reserved for issuance under the Plan have been purchased. Upon termination of this Plan all amounts in the Accounts of Participants shall be promptly refunded.

15.      Headings, References and Construction

         The headings to sections in this Plan have been included for convenience of reference only. This Plan shall be interpreted and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles of such state.

16.      Effective Date and Approval of Stockholders

         The Plan was adopted by the Board of Trustees of Capital Trust, a California business trust (the "Predecessor"), the predecessor of the Company to become effective as of November 1, 1998, subject to approval of the Predecessor's shareholders on or before November 1, 1999. The shareholders of the Predecessor approved the Plan on January 28, 1999 and the Plan thereupon became effective. Upon consummation of the reorganization of the Predecessor into the Company on January 28, 1999 after such shareholder approval was obtained, the Company succeeded to and assumed the Plan. On January 28, 1999, the Plan was amended, effective on that date to change all references to "Capital Trust" to "Capital Trust, Inc." and make additional technical revisions that reflect the different capital and governance structure of the Company.

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